2000 Westchester Avenue, Purchase, New York 10577 •(914) 701-8000

FOR IMMEDIATE RELEASE

Contacts: Dan Loh (Investors) –(914) 701-8200

Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports First-Quarter 2016 Results

Adjusted Net Income of $7.7 Million, $0.31 per Share
Reported Net Income of $0.5 Million, $0.02 per Share
Amazon Relationship Is Significant New Growth Opportunity
Immediately Accretive Southern Air Acquisition Completed
Updating Full-Year 2016 Earnings Framework

PURCHASE, N.Y., May 5, 2016 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced adjusted net income of $7.7 million, or $0.31 per diluted share, for the three months ended March 31, 2016, compared with $25.8 million, or $1.03 per diluted share, for the three months ended March 31, 2015.

On a reported basis, net income in the first quarter of 2016 totaled $0.5 million, or $0.02 per diluted share, compared with $29.2 million, or $1.17 per diluted share, in the year-ago quarter.

“Our first-quarter adjusted EPS was in line with our expectations and our outlook for adjusted EPS growth in 2016, including the immediate earnings contribution we expect from our acquisition of Southern Air Holdings, which we closed on April 7,” said William J. Flynn, President and Chief Executive Officer.

“As we also announced today, we are excited to begin a strategic, long-term relationship with Amazon.

“Our agreements with Amazon to provide and to operate 20 Boeing 767-300 converted freighters, in support of the continuing expansion of Amazon’s e-commerce business and to enhance its customer-delivery capabilities, are expected to be meaningfully accretive to our future earnings and cash flows. We expect this service to begin in the second half of this year, become accretive starting in 2017, and scale up to full service and full accretive benefits through 2018.

“In addition to being immediately accretive, our acquisition of Southern Air with its highly complementary 777 and 737 aircraft operating platforms will provide a broader array of services for customers and new avenues of business growth for us.

“We are eager to capitalize on our ongoing initiatives and our opportunities with Amazon and Southern to drive substantial value and benefit for customers.”

First-Quarter Results

ACMI results in the first quarter of 2016 reflected a reduction in revenue and revenue per block hour, mainly related to an increase in CMI flying in 2016 and the impact of payments received in 2015 on the return of an aircraft. Results were also affected by an increase in crew training costs associated with our fleet growth initiatives, partially offset by a reduction in heavy maintenance expense.

In Charter, results on a year-over-year basis were indicative of our ability to capitalize on the very strong demand for airfreight in the first half of 2015, which was driven by throughput issues at U.S. West Coast ports. Segment contribution during the quarter was also affected by an increase in crew training costs associated with our fleet growth initiatives, partially offset by an increase in block-hour volumes driven by higher military passenger and cargo demand. Lower revenue per block hour during the period was primarily due to a reduction in fuel prices in 2016 and the impact of higher rates related to the U.S. West Coast port disruption in 2015.

In Dry Leasing, lower revenue and segment contribution resulted from a decrease in revenue from maintenance payments related to the scheduled return of a passenger aircraft, partially offset by revenue from the placement of 767 freighter aircraft in December 2015 and February 2016.

Reported results in the first quarter of 2016 included a special charge for aircraft engines held for sale. Reported earnings for the period reflected an effective income tax rate of 42.8%, due mainly to nondeductible acquisition-related expenses incurred in connection with the acquisition of Southern.

Cash and Short-Term Investments

At March 31, 2016, our cash, cash equivalents, short-term investments and restricted cash totaled $335.9 million, compared with $444.0 million at December 31, 2015.

The change in position reflected cash used for investing and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during the first quarter of 2016 primarily related to capital expenditures, purchase deposits and delivery payments for flight equipment, including the acquisition of 767-300 aircraft to be converted to freighter configuration, partially offset by proceeds from investments.

Net cash used for financing activities primarily reflected payments on debt obligations.

Outlook

Consistent with our prior outlook, we continue to expect our adjusted EPS in 2016, before necessary startup expenses and the impact of initial warrants for our new Amazon service, to increase by a low- to mid-single-digit percentage rate compared with 2015 adjusted EPS of $5.01.

Our view reflects the demand we are currently seeing for our services and aircraft, the benefits we expect from our fleet initiatives and debt refinancings in 2015, and the accretion we anticipate from our acquisition of Southern.

As we commence our new service for Amazon, we will incur an EPS impact for necessary startup expenses and the issuance of warrants. As a result, we now expect that our adjusted EPS in 2016 will be a few percentage points lower than our adjusted EPS in 2015.

Given the inherent seasonality of airfreight demand, we expect the majority of our earnings in 2016 to be generated in the second half. Unlike 2015, which benefited from increased first-half demand driven by U.S. West Coast port congestion, we anticipate that results in 2016 will be more reflective of historical patterns, with approximately three-quarters of our adjusted EPS occurring in the second half.

In addition, we expect earnings per share in the second quarter of 2016 to be approximately three times the level of our first-quarter 2016 adjusted EPS of $0.31.

For the full year, we continue to expect total block hours including Southern Air to increase more than 20% compared with 2015, with about 75% of our 2016 hours in ACMI and the balance in Charter.

Results in our Dry Leasing segment will benefit from the addition of two converted 767 freighters to our portfolio in December 2015 and February 2016, which we are also operating on a CMI basis.

Including Southern, aircraft maintenance expense in 2016 should total approximately $195 million, and depreciation is expected to total approximately $145 million. In addition, we anticipate an effective book income tax rate of approximately 32%. Core capital expenditures, excluding aircraft and engine purchases, are expected to total $50 to $60 million, mainly for spare parts for our fleet.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s first-quarter 2016 financial and operating results at 11:00 a.m. Eastern Time on Thursday, May 5, 2016.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the first-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/865kmvm6

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through May 12 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 93906546#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted Net Income; Adjusted Diluted EPS; and Free Cash Flow, which exclude certain items. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc. (Atlas), Southern Air Holdings, Inc. (Southern Air) and Titan Aviation Holdings, Inc. (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Atlas Air Worldwide’s companies operate the world’s largest fleet of Boeing 747 freighter aircraft and provide customers the broadest array of 747, 777, 767, 757 and 737 aircraft for domestic, regional, and international applications.

Atlas, Southern Air, Titan and Polar offer a range of outsourced aircraft and aviation operating solutions that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service – in which customers receive crew, maintenance and insurance but not an aircraft; express network and airport-to-airport cargo service; cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information can be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; our ability to obtain any shareholder approvals that may be required with respect to the equity arrangements expressed in our agreement with Amazon; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the effect of the announcement or pendency of the transactions contemplated by the agreements with Amazon; costs associated with the acquisition of Southern Air; failure to achieve expected synergies, accretion and other anticipated benefits of the transaction or to successfully integrate the Southern Air business; adverse reactions to the acquisition by employees, key customers, including DHL Express, suppliers or competitors of either Atlas Air Worldwide, Southern Air, or their subsidiaries; our ability to effectively operate the 777 platform or grow the business of Southern Air; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2016 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

		For the Three Months Ended
		March 31, 2016	—	March 31, 2015

Operating Revenue
	ACMI	$182,740		$189,047
	Charter	202,303		220,138
	Dry Leasing	28,192		31,919
	Other	5,380		3,741

	Total Operating Revenue	$418,615		$444,845

Operating Expenses
	Salaries, wages and benefits	93,845		88,773
	Aircraft fuel	63,220		78,115
	Maintenance, materials and repairs	57,024		58,832
	Aircraft rent	37,037		34,261
	Depreciation and amortization	35,005		32,030
	Travel	30,323		20,813
	Navigation fees, landing fees and other rent	21,974		23,503
	Passenger and ground handling services	20,879		19,963
	Loss on disposal of aircraft	-		1,209
	Special charge	6,631		(568)
	Acquisition-related expenses	793		-
	Other	31,827		30,944

	Total Operating Expenses	398,558		387,875

	Operating Income	20,057		56,970

Non-operating Expenses (Income)
	Interest income	(1,604)		(4,488)
	Interest expense	21,302		24,548
	Capitalized interest	(357)		(26)
	Loss on early extinguishment of debt	132		-
	Other expense (income), net	(240)		675

	Total Non-operating Expenses (Income)	19,233		20,709

	Income before income taxes	824		36,261
	Income tax expense	353		7,029

Net Income		$471		$29,232

Earnings per share:
	Basic	$0.02		$1.18

	Diluted	$0.02		$1.17

Weighted average shares:
	Basic	24,711		24,876

	Diluted	24,846		25,070

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		March 31, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents		$317,410	$425,950
Short-term investments		3,990	5,098
Restricted cash		14,503	12,981
Accounts receivable, net of allowance of $2,288 and $1,247, respectively		134,677	164,308
Prepaid maintenance		5,621	6,052
Prepaid expenses and other current assets		44,937	37,548

Total current assets		521,138	651,937
Property and Equipment
Flight equipment		3,709,611	3,687,248
Ground equipment		60,968	58,487
	Less: accumulated depreciation	(472,389)	(450,217)
Purchase deposits for flight equipment		64,624	39,678

Property and equipment, net		3,362,814	3,335,196
Other Assets
Long-term investments and accrued interest		34,089	37,604
Deposits and other assets		90,234	81,183
Intangible assets, net		56,380	58,483

Total Assets		$4,064,655	$4,164,403

Liabilities and Equity
Current Liabilities
Accounts payable		$58,471	$93,278
Accrued liabilities		294,570	293,138
Current portion of long-term debt		157,701	161,811

Total current liabilities		510,742	548,227
Other Liabilities
Long-term debt		1,711,861	1,739,496
Deferred taxes		287,922	286,928
Other liabilities		98,400	135,569

Total other liabilities		2,098,183	2,161,993
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued
	Common stock, $0.01 par value; 50,000,000 shares authorized; 29,242,911 and
	28,955,445 shares issued, 24,812,088 and 24,636,651, shares outstanding
	(net of treasury stock), as of March 31, 2016 and December 31, 2015, respectively	293	290
Additional paid-in-capital		630,151	625,244
Treasury stock, at cost: 4,430,823 and 4,318,794 shares, respectively		(175,956)	(171,844)
Accumulated other comprehensive loss		(5,785)	(6,063)
Retained earnings		1,007,027	1,006,556

Total equity		1,455,730	1,454,183

Total Liabilities and Equity		$4,064,655	$4,164,403

[1]	Balance sheet debt at March 31, 2016 totaled $1,869.6 million, including the impact of $47.9 million of unamortized discount and debt issuance costs of $54.8 million.

[2]	The face value of our debt at March 31, 2016 totaled $1,972.2 million, compared with $2,008.1 million on December 31, 2015.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2016	March 31, 2015
Operating Activities:
Net Income	$471		$29,232
Adjustments to reconcile Net Income
to net cash provided by operating activities:
Depreciation and amortization	39,817		36,375
Accretion of debt securities discount	(332)		(1,902)
Provision for allowance for doubtful accounts	221		(174)
Special charge, net of cash payments	6,631		(568)
Loss on early extinguishment of debt	132
Loss on disposal of aircraft			1,209
Deferred taxes	292		7,029
Stock-based compensation expense	5,455		5,285
Changes in:
Accounts receivable	29,871		11,088
Prepaid expenses, current assets and other assets	(10,575)		(949)
Accounts payable and accrued liabilities	(52,544)		4,023

Net cash provided by operating activities	19,439		90,648
Investing Activities:
Capital expenditures	(10,682)		(10,385)
Purchase deposits and delivery payments for flight equipment	(84,230)		(14,925)
Changes in restricted cash	(1,522)		(747)
Proceeds from investments	4,955		1,202
Proceeds from disposal of aircraft			24,345

Net cash used for investing activities	(91,479)		(510)
Financing Activities:
Proceeds from debt issuance	14,790
Customer maintenance reserves received	3,547		4,129
Proceeds from stock option exercises			52
Purchase of treasury stock	(4,112)		(6,118)
Excess tax benefit from stock-based compensation expense	158		449
Payment of debt issuance costs	(217)
Payments of debt	(50,666)		(50,845)

Net cash used for financing activities	(36,500)		(52,333)

Net increase (decrease) in cash and cash equivalents	(108,540)		37,805
Cash and cash equivalents at the beginning of period	425,950		298,601

Cash and cash equivalents at the end of period	$317,410		$336,406

Noncash Investing and Financing Activities:
Acquisition of flight equipment included in Accounts payable and accrued liabilities	$12,059	$

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2016	March 31, 2015
Operating Revenue:
ACMI	$182,740	$189,047
Charter	202,303	220,138
Dry Leasing	28,192	31,919
Other	5,380	3,741

Total Operating Revenue	$ 418,615	$ 444,845

Direct Contribution:
ACMI	$24,739	$39,902
Charter	20,776	30,460
Dry Leasing	10,408	15,525
Total Direct Contribution for Reportable Segments	55,923	85,887

Add back (subtract):
Unallocated income and expenses, net	(47,543)	(48,985)
Loss on early extinguishment of debt	(132)	—
Special charge	(6,631)	568
Acquisition-related expenses	(793)	—
Loss on disposal of aircraft	-	(1,209)

Income before Income Taxes	824	36,261

Add back (subtract):
Interest income	(1,604)	(4,488)
Interest expense	21,302	24,548
Capitalized interest	(357)	(26)
Loss on early extinguishment of debt	132	—
Other expense (income), net	(240)	675

Operating Income	$20,057	$56,970

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) before taxes, excluding special charges, acquisition-related expenses, nonrecurring items, gains (losses) on the disposal of aircraft, losses on the early extinguishment of debt, gains on investments, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, other revenue and other non-operating costs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
		March 31, 2016	March 31, 2015	Percent Change

Net Income	$	471	$29,232	(98.4%)
After-tax impact from:
Noncash expenses and income, net[1]		1,745	60
ETI tax benefit		-	(4,008)
Loss on disposal of aircraft		-	884
Special charge[2]		4,518	(411)
Charges associated with refinancing debt		85	—
Acquisition-related expenses		738	—
U.S. class action professional fees		186	-

Adjusted Net Income	$	7,743	$25,757	(69.9%)

Diluted EPS	$	0.02	$1.17	(98.3%)
After-tax impact from:
Noncash expenses and income, net[1]		0.07	—
ETI tax benefit		-	(0.16)
Loss on disposal of aircraft		-	0.04
Special charge[2]		0.18	(0.02)
Charges associated with refinancing debt		-	—
Acquisition-related expenses		0.03	—
U.S. class action professional fees		0.01	—

Adjusted Diluted EPS	$	0.31	$1.03	(69.9%)

[1]	Noncash expenses and income, net in 2016 primarily related to amortization of debt discount on convertible notes. Noncash expenses and income, net in 2015 primarily related to amortization and accretion of debt, lease and investment discounts.

[2]	Special charge in 2016 primarily represented a loss on engines held for sale.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Audited)

	For the Twelve Months Ended
		—	December 31, 2015

Diluted EPS	$		0.29
After-tax impact from:
Noncash expenses and income, net			0.17
ETI tax benefit			(0.16)
Gain on investments			(0.34)
Accrual for legal matters and U.S. class action professional fees			2.67
Charges associated with refinancing debt			1.88
Special charge			0.46
Loss on disposal of aircraft			0.04

Adjusted Diluted EPS	$		5.01

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31, 2016	March 31, 2015
Net Cash Provided by Operating Activities	$19,439	$90,648
Less:
Capital expenditures	10,682	10,385
Capitalized interest	357	26

Free Cash Flow[1]	$8,400	$80,237

[1]	Free Cash Flow = Cash Flows from Operations minus Base Capital Expenditures and Capitalized Interest.

Base Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

		For the Three Months Ended
	March 31, 2016		March 31, 2015
Income before income taxes	$	824	$36,261
Noncash expenses and income, net		1,844	95
Loss on disposal of aircraft		—	1,209
Special charge[1]		6,631	(568)
Charges associated with refinancing debt		132	—
Acquisition-related expenses		793	—
U.S. class action professional fees		290	—

Adjusted pretax income		10,514	36,997
Interest expense, net		18,093	20,535
Other non-operating expenses		(240)	675

Adjusted operating income		28,367	58,207
Depreciation and amortization		35,005	32,030

EBITDA, as adjusted[2]		63,372	90,237
Aircraft rent		36,441	33,665

EBITDAR, as adjusted[3]	$	99,813	$123,902

[1]	Special charge in 2016 primarily represented a loss on engines held for sale.

[2]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, loss on disposal of aircraft, special charge, charges associated with refinancing debt, acquisition-related expenses, and U.S. class action professional fees, as applicable.

[3]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, loss on disposal of aircraft, special charge, charges associated with refinancing debt, acquisition-related expenses, and U.S. class action professional fees, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

			For the Three Months Ended		Increase/
			March 31, 2016	March 31, 2015	(Decrease)
Block Hours
	ACMI		29,529	29,460	69
	Charter
	Cargo		8,230	8,268	(38)
	Passenger		3,935	3,221	714
	Other		457	331	126

	Total Block Hours		42,151	41,280	871

Revenue Per Block Hour
	ACMI		$6,188	$6,417	$(229)
	Charter		$16,630	$19,161	$(2,531)
	Cargo		$16,042	$19,258	$(3,216)
	Passenger		$17,859	$18,912	$(1,053)
Average Utilization (block hours per day)
	ACMI[1]		8.4	9.5	(1.1)
	Charter
	Cargo		8.1	10.0	(1.9)
	Passenger		8.6	7.2	1.4
	All Operating Aircraft[1,2]		8.5	9.5	(1.0)
Fuel
	Charter
		Average fuel cost per gallon	$1.81	$2.34	$(0.53)
		Fuel gallons consumed (000s)	34,945	33,312	1,633
	1 ACMI and All Operating Aircraft averages in the first quarter of 2016 reflect the impact of
	increases in the number of CMI aircraft and amount of CMI flying compared with the first quarter of 2015.
	[2]	Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to
	block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

	For the Three Months Ended		Increase/
	March 31, 2016	March 31, 2015	(Decrease)
Segment Operating Fleet (average aircraft equivalents during the period)
ACMI[1]
747-8F Cargo	8.8	8.6	0.2
747-400 Cargo	12.6	12.2	0.4
747-400 Dreamlifter	2.8	3.1	(0.3)
767-300 Cargo	3.4	2.0	1.4
767-200 Cargo	9.0	6.4	2.6
747-400 Passenger	1.0	1.0	—
767-200 Passenger	1.0	1.0	—
Total	38.6	34.3	4.3
Charter
747-8F Cargo	1.1	0.3	0.8
747-400 Cargo	10.0	8.9	1.1
747-400 Passenger	2.0	2.0	—
767-300 Passenger	3.0	3.0	—

Total	16.1	14.2	1.9
Dry Leasing
777-200 Cargo	6.0	6.0	—
767-300 Cargo	1.4	—	1.4
757-200 Cargo	1.0	1.0	—
737-300 Cargo	1.0	1.0	—
737-800 Passenger	1.0	1.6	(0.6)

Total	10.4	9.6	0.8

Less: Aircraft Dry Leased to CMI customers	(1.4)	—	(1.4)

Total Operating Aircraft	63.7	58.1	5.6

Out of Service[2]	-	1.0	(1.0)
[1] ACMI average fleet excludes spare aircraft provided by CMI customers.
[2] Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.